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                                                                  Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated April 23, 1998 relating to the consolidated financial statements of Iatros Health Network, Inc. and Subsidiaries and to all references to our Firm included in or made a part of this Registration Statement of Phoenix Healthcare Corporation (formerly Iatros Health Network, Inc.) under The Securities Act of 1933 on Form S-8.

                                               /s/ ASHER & COMPANY, LTD.
                                               -------------------------
                                               ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
May 4, 1999